KEMPISTY & COMPANY
New York, New York

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the inclusion in this Registration Statement on Amendment No. 8 to Form SB-2 for the Auxer Group, Inc. of our report dated September 22, 2000, on our audits of the financial statements for the periods March 18, 1999 (Date of Inception) to December 31, 1999, and the period ended June 30, 2000 of Clifton Telecard, Alliance, Inc.

/s/ Kempisty & Company, CPA's PC
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    KEMPISTY & COMPANY
    Certified Public Accountants PC


New York, New York
December 6, 2001